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                                 Exhibit 10.18
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                          COMMERCIAL LEASE AGREEMENT

THE STATE OF KANSAS

COUNTY OF JOHNSON

  1. PARTIES:

This Lease Agreement, hereinafter called the "Lease", made and entered into by and between Kansas Industrial No. 1, a Kansas Limited Partnership, hereinafter called "Lessor", and Vari-X, Inc., a California corporation hereinafter called "Lessee".

                                  WITNESSETH:

  2. LEASED PREMISES:

2.1 Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor hereby demises and leases, exclusively unto Lessee and Lessee hereby rents and leases from Lessor, the following:

     Suite No. 15019 W. 95th St. (herein the "Lease Premises") consisting of approximately 14,533 gross square feet located as shown on the plan attached hereto as Exhibit "A" and further described in Exhibit "A-1" which is incorporated herein for all purposes. The "Leased Premises" are contained within Lenexa Place (the "Building" or the "Project") which is located at 95th & Lackman upon the real property described in Exhibit "B" attached hereto and incorporated herein for all purposes.

2.2 Subject to the terms and conditions set forth herein and further subject to the Building Rules and Regulations of the Buildings as set forth in Exhibit "C" attached hereto and incorporated here by reference as such Building Rules and Regulations may be modified and amended from time to time by Lessor in accordance with Article 13 hereof, the right of use and occupancy by Lessee of the Leased Premises shall include the use, in common with others entitled thereto, of all common parking facilities, and common ways of ingress and egress to and from the common areas of the Building and the Leased Premises, which ingress and egress shall be by means of common driveways, traffic lanes, sidewalks and Building entries (hereinafter called the "Exterior Common Area").

  3. TERM:

3.1 Subject to the further provisions hereof, this Lease shall continue in force for a term of thirty (30) months (hereinafter called the "Stated Term"), beginning and subject to termination as hereinafter provided. The term of this Lease shall commence on the earlier of August 2, 1994 or the obtaining of a Certificate of Occupancy for the Tenant's use of the Leased Premises (the "Commencement Date"). Lessee's obligation to pay rental hereunder shall commence five (5) days after Lessor notifies Lessee that the Leased Premises are ready for occupancy by Lessee, but in no event later than the Commencement Date (except as expressly set forth below). If by the Commencement Date, the Leased Premises have not been substantially completed by Lessor due to omission, delay or default by Lessee or anyone acting under or for Lessee, Lessor shall have no liability, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as the Commencement Date. If, however, the Leased Premises are not substantially complete by the Commencement Date due to Lessor's default or due to any other cause other than Lessee's default, as Lessee's sole remedy for the delay in Lessee's occupancy of the Premises, the Commencement Date shall be delayed and the rent herein provided shall not commence until the earlier of actual occupancy by Lessee or substantial completion of the work which Lessor has agreed to perform. In the event the Leased Premises are not substantially complete by September 1, 1994, Lessee shall have the right to terminate this Lease in its entirety and have no further obligation if said delay is a result of Lessor's performance.

  4. BASE RENT AND SECURITY DEPOSIT:

4.1 As consideration for the use and occupancy of, and as Base Rent for the Leased Premises. Lessee promises and agrees to pay Lessor, while this Lease remains in force and effect during the Stated Term

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hereof, and in the manner hereinafter provided, a monthly Base Rent in the sum of Six Thousand Fifty Five and 41/100 ($6,055.41) Dollars which shall be paid each calendar month in advance, without demand; except that the rental payment for any fractional calendar month at the beginning or end of the Stated

Term shall be prorated for such partial months and shall be due and payable on the first day in such partial month which falls within the Stated Term. The Base Rent for the first (1st) full calendar month of the Stated Term shall be due and payable upon Lessee's execution of this Lease, and each succeeding payment of monthly rental shall be due and payable on the first (1st) day of each calendar month thereafter during the Stated Term of this Lease. The second monthly rental payment and all subsequent monthly payments hereunder shall include all amounts, both Base Rent and Additional Rent, owed Lessor at the time such payment is due. In the event any installment of rent is not paid when due and payable, Lessee shall pay a late charge of $25.00 per day of delinquency.

4.2 In addition to payment of the first (1st) month's Base Rent in advance, Lessee shall pay to Lessor at time of Lease execution a security deposit in the amount Six Thousand Fifty Five Dollars and 41/100 ($6,055,41) [herein called the "Security Deposit"], which Security Deposit shall be held by Lessor, interest free and without creating any trust relationship, as security for the performance by Lessee of Lessee's covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit shall not be considered as an advance payment of rental or as a measure of Lessor's damages in the event of default by Lessee; provided, however, that upon the occurrence of any event of default by Lessee or breach by Lessee of any of Lessee's obligations hereunder, Lessor may, from time to time, with prejudice to any other right or remedy of Lessor, use the Security Deposit to the extent necessary to make good any arrears of rent and/or to offset any damages, expenses or liability incurred by Lessor on account of the default or breach of covenant by Lessee, and Lessee shall pay to Lessor, on demand, the amount so applied in order to restore the Security Deposit to its original amount, and any remaining balance of said Security Deposit, without interest, shall be returned by Lessor to Lessee (or at Lessor's option, to the last assignee of Lessee's interest hereunder) upon the expiration or earlier termination of this Lease.

4.3 In addition to the foregoing rental and without limitation of the foregoing, Lessee agrees to pay to Lessor as Additional Rent all charges for any service, goods, or materials furnished by Lessor at Lessee's request which are required to be furnished by Lessor under this Lease, except as otherwise provided herein, within ten (10) days after Lessor delivers a statement thereof to Lessee. All past due amounts shall bear interest at the rate of ten per cent (10%) per annum from the date due until paid, but in no event at a rate in excess of that permitted by the applicable usury laws of the State of Kansas.

4.4 All rent and other sums payable to Lessor hereunder shall be payable in lawful money of the United States to Lessor at the address stated herein or at such other address as Lessor may from time to time designate in writing.

4.5 The Base Rent and all Additional Rent and all other sums owed to Lessor by Lessee hereunder shall be paid without notice, demand counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution, or reduction by reason of:

     (i) any circumstance affecting the Leased Premises or the condition thereof, or
     (ii) any failure or refusal of Lessor to perform its obligations hereunder, or

     (iii) any claim Lessee has or may hereafter assert against Lessor, or

     (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other similar proceeding of or on the part of Lessor or any assignee of Lessor's interest in the Leased Premises, or any action taken with respect to this lease by any trustee or receiver of Lessor or any such assignee, or pursuant to order of Court in any such proceeding.

4.6 All sums which become due to Lessor by Lessee under or by virtue of this Lease, whether Base Rent, Additional Rent or any other sum of whatever kind or nature, shall constitute rent, and upon the failure of Lessee to pay the same as required hereunder, Lessor shall have the same rights and remedies

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as otherwise provided in this Lease or by law or equity or otherwise for the failure of Lessee to pay rent.

  5. USE:

5.1 The Leased Premises shall be used and occupied only for the following purpose: general office, light manufacturing and warehousing which does not violate any applicable zoning laws. Lessee shall conduct its business and control its contractors, agents, employees, invitees and visitors and other in or on the Leased Premises in such a manner as is lawful and reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management or operation of the Building. Lessee shall not permit the Leased Premises to be used in any way which would, in the reasonable opinion of the Lessor, be hazardous or which would in any way increase the premium rate of, or render void, the fire insurance on the Leased Premises or the Building and the contents thereof. In the event Lessor reasonably believes or is informed by its insurance carrier that the Lessor's premium rate of fire on the Leased Premises is subject to increase during the term of this Lease because of Lessee's use of the Lease Premises then Lessor shall give no less than thirty (30) days written notice to Lessee of the nature of Lessee's objectionable use and the amount of the likely increase in insurance premiums if the use continues. If Lessee fails to alter its use of the Premises during the thirty (30) day period, then any such increase in Lessor's fire insurance premiums which results from any hazardous activities conducted by Lessee on the Leased Premises shall be reimbursed to Lessor by Lessee upon Lessor's demand. The Leased Premises are subject to any and all restrictive covenants, encumbrances and matters on file or of record in the office of the County Clerk of the county in which the Leased Premises are located.

5.2 Lessee shall at Lessee's sole expense, comply with all applicable statutes, ordinances, rules, regulations and restrictive covenants applicable to the Leased Premises or any part thereof.

  6. SIGNS:

     All exterior signs and/or numerals shall be installed by Lessor at Lessor's sole cost and expense. Lessor shall select a uniform type of sign for the Project and no other sign of any type or design may be attached to the exterior of any Building in the Project. Lessee shall neither make, install, erect, paint or otherwise place or affix upon the exterior of the Project, the Building or at any other location visible from outside of the Project any sign, graphics, display or other identification or advertisement. Should any such sign or advertisement be placed in or about the Project without Lessor's prior written consent, Lessor shall be entitled, without notice to Lessee, to remove same and Lessee shall be liable for the costs of repairing any damage to the Building or Project caused by such removal.

  7. CONSTRUCTION:

     In the event certain improvements are to be constructed as part of the Leased Premises, Lessor will perform or cause to be performed all such construction work on and under the terms and provisions set forth in Exhibit "A" and "A-1", attached hereto and incorporated herein by reference, and in substantial accordance with the final plans and specifications therefore prepared or to be prepared by Lessor and approved in writing by Lessor and Lessee as separately provided, which written approval shall not be unreasonably withheld or delayed. Prior to the commencement of any such construction, all final plans and specifications shall be approved and signed by both parties hereto, and thereafter the construction work contemplated thereby shall be completed in substantial conformity therewith.

  8. LESSOR'S MAINTENANCE:

8.1 Without limiting the provisions of Article 15 hereof, and except as otherwise provided herein, Lessor shall, at Lessor's expense, make all repairs and replacements, structural or otherwise, necessary to keep in good repair the roof, foundation and structural soundness of the exterior walls of the Building (specifically excluding the plate glass). In addition thereto Lessor agrees:

     a. To provide services to the extent expressly set out and described in
Article 11 (Exterior Common Area Maintenance) which relate generally to maintenance and upkeep of the Exterior Common Area which Lessor shall provide.


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     b. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors or special office or warehouse fronts and nothing contained in this Article 8 shall require Lessor to paint, replace floor covering or take other such action relating to the Leased Premises or the interior of the Building (or any part thereof), or to make any such repairs or replacements at any time except when such repairs or replacements are expressly required under this Article 8, or are expressly required by the provisions of
Article 15 or 19 hereof pertaining to fire, other casualties and condemnation.


8.2 Lessee shall immediately give Lessor written notice of any defect or need of repairs for which Lessor is responsible, after which Lessor shall have a reasonable opportunity to repair same or cure such defect. Lessor's liability hereunder shall be limited to the cost of making such repairs or curing such defect. The curing of such defect or making of such repairs shall in no manner affect Lessee's obligations under this Lease nor constitute any grounds for abatement of any rentals due hereunder, and Lessee hereby expressly waives all claims for inconvenience, disturbance, interruption and/or loss of Lessee's business or any other damages which may be incurred by Lessee due to the curing of any such defect or the making of any such repairs. Lessors shall use reasonable effort not to interfere with Lessee's business in the event of said repairs by Lessor.

 9.  LESSEE'S MAINTENANCE:

9.1 Lessee shall, at Lessee's sole cost and expense, where necessary to the preservation and maintenance of the Leased Premises in good order and condition, maintain and repair the interior and exterior parts of the Leased Premises (except repairs and replacements for which Lessor is expressly made responsible in the provisions of Article 8 and in any other provision of this Lease); and, in this connection, Lessee shall repair and/or replace all windows, glass and plate glass, doors, any special office or warehouse front, roof downspouts connected with the Leased Premises, dock bumpers, interior walls, any finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, plumbing work and fixtures, and shall suffer or permit no waste; provided, however, that Lessee shall not be obligated to repair any damage caused by:

     (i) fire, tornado or other casualty to the extent Lessor receives insurance proceeds for such damage by virtue of Lessor's fire and extended coverage insurance policy, or

     (ii) condemnation. All damage or injury to the Leased Premises and to Lessee's fixtures, appurtenances and equipment or to the Building or to its fixtures, appurtenances and equipment caused by Lessee or Lessee's employees, visitors, customers, agents or contractors shall be repaired, restored, or replaced promptly by Lessee at Lessee's sole cost and expense, all such replacements, restorations and/or repairs to be of a quality equal to the original work or installation.


9.2 Without limiting the generality of the foregoing, in the event the air conditioning equipment (including heating) in and for the Leased Premises is provided by Lessor (which shall be in good, working order upon the commencement date) Lessee shall, at its sole cost and expense, maintain such equipment in good operating condition throughout the term of this Lease and shall make all repairs and replacements necessary thereto, so that upon the termination of this Lease such equipment shall be in as good operating condition as same was in as of the Commencement Date of this Lease, normal wear and tear excepted. Lessee shall, at Lessee's expense, upon the Commencement Date of this Lease, enter into and maintain in effect during the term of this lease a regularly scheduled preventive maintenance/service contract for servicing all mechanical equipment (air conditioning, heating ventilating and plumbing) within the Leased
Premises; such contract must include all services recommended by the equipment manufacturer as scheduled, must be approved in writing by Lessor and must become effective within thirty (30) days of the Commencement Date. If Lessee fails:

     (i)  to make any of the aforesaid repairs, restorations or replacements, or


     (ii) to adhere to a preventive maintenance work schedule same may be accomplished by Lessor at the sole expense of the Lessee, as hereinafter provided.

9.3 If Lessee fails to perform Lessee's obligations under this Article 9, Lessor may, at Lessor's option, enter upon the Leased Premises after 8 days prior written notice to Lessee and put the same in good order, condition and good repair, and the actual cost thereof shall be due and payable as Additional Rent to Lessor together with Lessee's next rental

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installment. If Lessor deems an emergency situation to exist by virtue of
Lessee's failure to perform its obligations under this Article 9 (or in the event of any other emergency) Lessor may enter the Leased Premises without notice and by force if necessary.

9.4 In the event the Leased Premises constitute a portion of a multiple occupancy building, Lessor shall have the right to coordinate all repairs and other maintenance of any kind relating to the Building and Leased Premises and the exterior common areas; Lessee shall cooperate with Lessor and provide access to the Leased Premises and all of the areas around the Leased Premises in order to allow Lessor to expeditiously carry on such maintenance, repairs and other work that Lessor deems necessary to preserve, maintain and enhance the safety, cleanliness, utility and welfare of said multiple occupancy building.

9.5 Should the Leased Premises be serviced by a common water and sewage line, electrical service apparatus and/or mechanical room which are otherwise Lessee's obligation to repair and maintain under sub-paragraph 9.2 above, Lessee shall, in lieu of Lessee's obligations set forth under sub-paragraph 9.2 above with respect to such items, be liable for Lessee's Proportionate Share (as defined in sub-paragraph 11.3(b) below) of the cost and expense of the maintenance and repair of any such common water and sewage line, electrical service apparatus and/or mechanical room, including all piping, conduits, junction boxes, wiring, hose bibs, and all other parts of the systems pertaining to the above utilities which serve the Building and grounds of which the Lease Premises are a part.

10. CHANGES AND ALTERATIONS:

     Lessee shall make no change or alteration in, or improvement to, the Leased Premises without first obtaining the express prior written consent of Lessor which shall not be unreasonably withheld or delayed. Lessee may make such alterations, changes and improvements in or to the interior of the Leased Premises during the term hereof as may be so approved by Lessor, all at Lessee's sole risk, expense and liability. Lessee shall have the right to make non-structural changes or alterations to the Leased Premises up to Five thousand Dollars ($5,000.00) without Lessor's consent.

11. EXTERIOR COMMON AREAS MAINTENANCE AND REPAIRS:

11.1 Lessor, at its sole cost and expense (and subject to Article 11.2 hereof) will periodically keep swept and in a neat, clean condition all Exterior Common Areas, and in addition, Lessor will use good faith efforts to:

     (i) keep the Building entry and area lighted during regular office hours of darkness,

     (ii) repair the Exterior Common Area Improvements (as hereafter defined), including, without limitation, the surface of the driveways, pedestrian walks, service areas and parking areas,

     (iii) keep the parking area striped and repaired, and

     (iv) maintain the landscape areas(including lawn sprinkler system and the Exterior Common Areas electrical utility system) in good order and condition. Lessee shall notify Lessor in writing of the need for any repair, upkeep or preventive work necessary for Lessor to comply with the purposes of this Article 11.1.

11.2 Lessee shall keep all sidewalks and service areas immediately adjoining the Leased Premises at all times swept and free from trash, rubbish, garbage and other refuse; Lessor reserves the right to police and clean these areas and invoice Lessee for costs of such service subject to written notification of Lessee of the need therefore and Lessee's curing same within forty-eight (48) hours after the receipt of such notice. Lessor shall notify Lessee of the need for any repair, upkeep or preventive maintenance work necessary for Lessee to comply with this Article 11.2

11.3 Subject to the provisions hereof, Lessor agrees to pay all charges for maintenance, upkeep and repair of the Exterior Common Area and Exterior Common Area Improvements as provided in Article 11.1 hereof, except Lessee will pay Lessor as stipulated herein, as Additional Rent hereunder, its Proportionate Share of any such costs incurred by Lessor in the maintenance, upkeep and repair of the Exterior Common Area and Exterior Common Area Improvements (such costs being herein sometimes

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called "Common Area Costs").  For all purposes of this Article 11.3 hereof it is agreed that:

     (a) Lessor's annual fair-market cost of maintenance, upkeep and repair of the Exterior Common Area Improvements (herein sometimes called "Common Area Costs") shall include, but not limited to:

          (i) all direct costs incurred in performing or causing to be performed the maintenance, upkeep and repair responsibilities of Lessor as set forth in Article 11.1 herein (including that portion of any maintenance assessments imposed by any subdivision association, which is allocable to the Building);

          (ii) A management fee, but not in excess of the then prevailing rates for management fees of other first class office/warehouse buildings in the area in which the Building is located. The management fee shall be no greater than five percent (5%) of the Base Rent received.

          (iii)Lessor's cost of electricity to illuminate or light the Building and grounds,

          (iv) Lessor's cost of water for lawn/shrubbery and other Exterior Common Area maintenance, and

          (v) security for the Building and/or project, to be provided in a manner and with a company deemed desirable by Lessor (including that portion of any security assessments imposed by any subdivision association which is allocable to the Building).

          (vi) Lessor's costs of trash removal for normal amounts of trash generated by Lessee.

          (vii) Lessor's cost of water and sewage charges for the Building.

          b. Lessee's proportionate share or part of any Common Area Costs shall be the sum derived by multiplying the amount of such Common Area Costs by a fraction, the numerator of which is the gross square footage of the Leased Premises and the denominator of which is the gross leasable square footage area of the Building (or of all buildings in the project in which the Building is located which is 33,000 rentable square feet. Said fraction shall hereinafter sometimes be called "Lessee's Proportionate Share" which is 10.93%. For purposes of the remainder of the calendar year in which the Commencement Date occurs (herein called the "Initial Calendar Year"), Lessee's Proportionate Share of Common Area Costs shall be adjusted proportionately for the number of days remaining in the Initial Calendar Year.

          c. Lessor will provide Lessee with an annual statement for Lessee's Proportionate Share of any Common Area Costs for the services described in
Article 11.1 hereof, which statement shall be delivered to Lessee within ten
(10) days of the end of the year. Such statement shall be prepared in reasonable detail and shall set forth the actual costs incurred by Lessor during such immediately preceding year. Such statement shall be due and payable ten (10) days from Lessee's receipt thereof, and failure to pay any such statement within ten (10) days of its receipt shall be a default hereunder. Lessee shall have the right to review and audit Lessor's records for the previous year during normal business hours.

          Lessor has the option of making a good faith estimate of Lessee's proportionate share of Common Area Costs for each upcoming calendar year and upon thirty (30) days written notice to Lessee, may require the monthly payment of Lessee's proportionate share of Common Area Costs.

          Within three (3) calendar months following any calendar year in which Lessee has said any estimated costs, Lessor shall determine the actual cost of Lessee's share of costs for the calendar year. Following such determination, Lessor shall refund any overpayment or Lessee shall make good any underpayment within ten (10) days following such determination and notice.

          d. In the event the Building is not fully occupied during any calendar year or portion of any calendar year for which such Common Area Costs are computed, an adjustment shall be made in computing said charges as though the Building had been substantially occupied during such calendar year. For purposes of this subparagraph (d), substantially occupied shall be deemed to mean 95% occupied.


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12.  UTILITIES:

12.1 Lessor agrees to provide, at Lessor's cost, normal water and sewage, electricity, and telephone service connections to the Leased Premises, and Lessee shall pay all charges incurred for water and sewage (water and sewage to be paid for per Paragraph #11.3), electricity and telephone service used on, in, about or from the Leased Premises, and any maintenance charges for such utilities, together with any taxes, penalties, surcharges, or the like pertaining thereto.

12.2 In the event the Leased Premises constitute portion of a multiple occupancy building and the Leased Premises are not separately metered to Lessee and Lessor provides utilities services to Lessee and other tenants occupying Building, Lessee shall pay to Lessor Lessee's Proportionate Share of such expenses or charges for utilities as set forth below. For the purposes of this Lease and to establish the obligations which Lessee shall assume and be obligated to pay hereunder, the utilities Lessor has planned to furnish or cause to be furnished Lessee within the Leased Premises is water (which shall be paid for per Paragraph #11.3)

12.3 (a) Within a reasonable period prior to the first day of each calendar year during the term of this Lease, Lessor shall furnish to Lessee in writing a good faith estimate of:

     (i) the dollar amount of expenses and charges for non-submetered utilities for such calendar year which estimate shall be based upon Lessor's actual experience and reasonably anticipated costs, and

     (ii) Lessee's Proportionate Share of said calendar year. On the first day of each calendar month during the term of this Lease after the calendar year in which the Building becomes substantially occupied, Lessee shall pay Lessor one-twelfth (1/12th) of Lessee's Proportionate Share of such estimated utility costs for such year.

     b. Within a reasonable period of time following the end of each calendar year during the term of this Lease, Lessor shall furnish Lessee a statement covering the immediately proceeding calendar year showing:

     (i) the actual amount of expenses and charges for non-submetered utilities for such calendar year.

     (ii) Lessee's Proportionate Share of such actual non-submetered utility costs, and

     (iii) the payment made by Lessee pursuant to 12.3(a) for such utility costs during such calendar year. If Lessee's Proportionate Share of the actual non-submetered utility costs for such year exceeds the aggregate amount of Lessee's payments pursuant to 12.3(a) during such year for utility costs. Lessee shall pay Lessor the deficiency within thirty (30) days after receipt of said statement. If said payments exceed Lessee's Proportionate Share of the actual non-submetered utility costs for such year, Lessee shall be entitled to a credit for the amount of such excess to be applied against the amounts owed by Lessee for the next calendar year's utility costs.

     c. Upon the expiration or earlier termination of this Lease, any excess payments by Lessee or any deficiency owed Lessor by Lessee for non-submetered utility costs shall be refunded or paid, as the case may be, to the party entitled thereto. Lessor shall not be required to pay Lessee interest on any excess payments for utility costs made by Lessee.

     d. In the event the Building is not fully occupied during any calendar year or portion of any calendar year for which such utility costs are computed, an adjustment shall be made in computing said costs as though the Building had been substantially occupied during such calendar year.

12.4 Lessor shall in no event be liable for any interruption or failure of any utility service in, to, or on the Leased Premises, nor shall any such interruption or failure of any utility service be construed as an eviction of Lessee, result in any abatement of rent or relieve Lessee from the performance or fulfillment of any of its covenants or agreements hereunder. The phase "normal water and sewage, electricity and telephone service connections" as used herein shall mean that such utilities are in accordance with the plans and specifications for the construction of improvements comprising a part of the Leased Premises approved in writing by Lessor and Lessee.


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13.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS:

     Lessee shall comply with all applicable laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition of occupancy of the Leased Premises. Lessee shall comply with the Rules and Regulations of the Building as adopted and amended by Lessor. The current Building Rules and Regulations of the Building are set forth in Exhibit "C" attached to and made a part of this Lease. Lessor shall have the right at all times to change and/or amend the Rules and Regulations of the Building in any reasonable manner that Lessor deems advisable for the safety, care and cleanliness of, and for the preservation of good order in and about, the Leased Premises. All changes and/or amendments to the Rules and Regulations of the Building will be delivered by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

14.  ASSIGNMENT OR SUBLEASE:

     Lessee shall not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Lessor. In the event of any assignment or subletting, Lessee shall nevertheless, at all times, remain fully responsible and liable for the payment of the rent reserved herein and for compliance with all other obligations under the terms, provisions and covenants of this Lease. All cash or other proceeds of any assignment or sublease of Lessee's interest in this Lease, whether consented to by Lessor or not, shall be paid to Lessor unless Lessor agrees to the contrary in writing, and Lessee hereby assigns all rights it might have or ever acquire in any such proceeds to Lessor. In the event an assignment or sublet of the Leased Premises result in proceeds in excess of the base rent, then said excess proceeds shall be split 50/50 between Lessor and Lessee; net of all cost associated with the marketing, legal or alteration required to assign or sublet which cost Lessor shall pay to Lessee to the extent of any excess proceeds. This covenant and assignment shall run with the land and shall bind Lessee and Lessee's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee or purchaser of Lessee's interest in this Lease (all such assignees, sublessees and purchasers being hereinafter referred to as "Successors"), by occupying the Leased Premises and/or assuming Lessee's obligations hereunder shall assume liability to Lessor for all amounts paid to persons other than Lessor by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof. Any collection made directly by Lessor from the assignee of subtenant of Lessee shall not be construed to constitute a novation of this Lease or a release of Lessee from the further performance of any of its obligations under this Lease. Lessor reserves the right to transfer and assign all or any part of Lessor's right, title, interest and estate in and to this Lease and/or any related land or in any part thereof without notice to or approval by Lessee, and Lessor and Lessee do hereby expressly agree that Lessor or any assignee of, or successor in interest to, Lessor's interest hereunder, shall be relieved of all obligations or liabilities accruing under or by virtue of this Lease after Lessor, or such assignee, or successor in interest, as the case may be, assigns such interest. Lessee shall have the right to assign or sublet the Leased Premises to an affiliate or related party or any purchaser of the assets or business conducted by Lessee in the Leased Premises without Lessor's consent.

15.  DAMAGE OR DESTRUCTION OF LEASED PREMISES:

15.1 In the event of damage to the Leased Premises, or destruction of the whole or any part thereof, by fire, tornado or other casualty, Lessor shall deliver written notice of Lessor's intent to rebuild or not to rebuild within thirty
(30) days from the date of written notification by Lessee to Lessor of the occurrence of such damage. The rights and obligations of Lessor and Lessee in the event of such casualty are hereinafter described.

     a. Total Destruction: If the Leased Premises should be so damaged by fire, tornado or other casualty that rebuilding or repairs cannot, in the reasonable opinion of Lessor, be completed within one hundred eighty (180) working days after the occurrence of the damage, this Lease shall terminate and the rent shall be abated for the unexpired portion of the term of this Lease, effective as of the date of the destruction. It is specifically provided, however, that Lessor and Lessee may agree in writing to rebuild the Leased Premises, and should Lessor and Lessee so agree, then Lessor shall, at Lessor's sole risk and expense, proceed with reasonable diligence to rebuild or repair the Leased Premises to substantially the condition in which the Leased Premises existed prior to such destruction. In such event the rent shall be abated during the time that the Leased Premises are untenantable.

     b. Partial Destruction: If the Leased Premises should be damaged by fire, tornado or other casualty but not to such an extent that rebuilding or repairs cannot in the reasonable opinion of Lessor be reasonably completed within one hundred eighty (180) working days from the date of the occurrence of the damage, this Lease shall not terminate, but Lessor shall at Lessor's sole risk and expense proceed with reasonable diligence to rebuild or repair the Leased Premises to substantially the condition in which they existed prior to such damage. If the Leased Premises are to be repaired and are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted to such extent as may be fair and reasonable under all of the circumstances, provided that no rent shall be due for the period of time commencing on the date of the destruction and ending on the date of completion of reconstruction should the Leased Premises be wholly untenable for such period of time. In the event that Lessor should fail to complete such repairs or rebuilding within one hundred eighty (180) working days from the date of delivery of written notification by Lessee to Lessor of the occurrence of the damage so that the Leased Premises are in substantially the same condition as existed prior to such damage, Lessee may, at Lessee's option, terminate this Lease by delivering written notice of termination of Lessor, whereupon all rights and obligations thereafter accruing hereunder shall cease. Delays in rebuilding due to force majeure shall not be included in the preceding 180 working day periods. Lessor shall notify Lessee as soon as is reasonably possible (but in any event within 90 days of a casualty) as to the length of time repairs to the Leased Premises will require. In the event substantial or partial damage has occurred to the Leased Premises which unreasonably interferes with Lessee's ability to conduct business in the Leased Premises, then the Lessee shall have the right to terminate the Lease with fifteen (15) days written notice.

15.2 If, in the event of a partial or total destruction of the Leased Premises, Lessor is required or elects to repair or restore the Leased Premises, Lessor shall not be obligated to expend for such repair or restoration any amount in excess of the casualty insurance proceeds actually received by Lessor as the result of such partial or total destruction. If there is a mortgage, deed of trust or other security instrument covering the Leased Premises at the time of such partial or total destruction, and the holder of the indebtedness secured by any such security instrument elects to have the proceeds of such casualty insurance applied against the secured indebtedness, Lessor shall not be obligated to repair or restore the Leased Premises, notwithstanding any other provisions to the contrary herein contained; and, in the event that Lessor decides not to repair or restore the Leased Premises, Lessor shall deliver written notice of such decision to Lessee, whereupon this Lease shall terminate effective:

     (i) in the case of a total destruction, upon the date of such total destruction, and

     (ii) in the case of a partial destruction, upon the date of delivery of Lessor's written notice to Lessee of Lessor's election not to repair or restore the Leased Premises.

16.  INSURANCE AND PROPERTY TAXES:

16.1 Lessor shall, at all times during the term of this Lease, at Lessor's expense, maintain, to the extent available, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by a solvent insurance company authorized to do business in the State of Kansas, insuring the Leased Premises and the Building against loss or damage by fire, explosion or other hazards and contingencies covered by the Kansas Standard Form of Fire and Extended Coverage Insurance Policy for the full insurable value thereof, provided that Lessor shall not be obligated to insure any additions, fixtures, improvements, furniture, equipment, machinery, goods or supplies constructed by Lessee may bring in or maintain upon the Leased Premises. Lessor additionally shall maintain throughout the Stated Term a policy of comprehensive general liability insurance with respect to the Project, such insurance to provide minimum protection in an amount not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage for bodily injury, property damage or combination thereof.

16.2 Should the premiums paid by Lessor for the fire and extended coverage insurance and liability insurance carried by Lessor under this Lease during any calendar year or part of a calendar year (on an annualized basis) exceed the sum of actual 1994 insurance costs and herein referred to as "Base Premium Costs", Lessee shall, in accordance with Paragraph 16.6, pay to Lessor, as Additional Rent, Lessee's Proportionate Share of any such excess annual premium cost (herein sometimes called "Excess Premium Costs").

16.3 Lessor agrees to pay all "Property Taxes" before same become delinquent. The term "Property Taxes" (or in the singular "Property Tax") as used in this Lease shall mean all general and special taxes, including all assessments for local improvements, and all other general and special, ordinary and extraordinary, governmental charges assessed, levied, or imposed upon the Leased Premises, the Building and/or the land on which same are situated, during the term of this Lease, or any holdover or renewal period, by any political or governmental body, or subdivision thereof, having jurisdiction over the Leased Premises, the Building and/or the land on which same are situated; excluding, however, franchise, estate, inheritance, succession, capital levy, transfer, income or excess profit taxes imposed on Lessor. In the event that any political body, or subdivision thereof, or any governmental authority having jurisdiction over the Leased Premises, the Building and/or land on which same are situated imposed a tax, assessment or charge either upon or against or measured by the rentals payable by Lessee to Lessor or upon or against the occupation of renting land and/or buildings, either by way of substitution for the taxes and assessments levied against the Leased Premises, the Building and/or the land on which same are situated or in addition thereto, such tax, assessment or charge shall be deemed to constitute a Property Tax for purposes of this Lease.

16.4 In any real estate tax year during the term of this Lease or any renewal or extension thereof, if the Property Taxes exceed the sum of 1994 actual property taxes and herein referred to as "Base Property Taxes", Lessee shall, in accordance with Paragraph 16.6, pay to Lessor as Additional Rent, Lessee's Proportionate Share of any such excess Property Taxes (herein sometimes called the "Excess Property Taxes").

16.5 Lessor shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Building and the land upon which the Building is situated. Lessee shall pay to Lessor, upon demand from time to time, as Additional Rent, an amount equal to Lessee's Proportionate Share of 50% of the cost of such service. As between Lessor and Lessee, Lessor shall be responsible for payment of the balance of the cost of such service.

16.6 Excess Premium Costs and Excess Property Taxes shall be payable as follows:

     a. For the Initial Calendar Year, Lessee's Proportionate Share of said Excess Premium Costs and Excess Property Taxes shall be adjusted proportionately for the number of days remaining in the Initial Calendar Year.

     b. Within a reasonable period of time after the end of the Initial Calendar Year, Lessor may provide Lessee with statements setting forth Lessee's Proportionate Share of any Excess Premium Costs and Excess Property Taxes for such part of the Initial Calendar Year, which statements shall be prepared in reasonable detail. In the event the actual premium costs for such Initial Calendar Year exceed Base Premium Costs or actual Property Taxes for such Initial Calendar Year exceed Base Property Taxes, Lessee shall pay to Lessor within thirty (30) days after receiving such statement Lessee's Proportionate Share of such Excess Premium Costs and/or Excess Property Taxes, respectively.

     c. Within a reasonable period of time prior to the first day of each calendar year during the term of this Lease other than the Initial Calendar Year, Lessor shall furnish to Lessee in writing good faith estimates of:

          (i) the dollar amount of Excess Premium Costs and Excess Property Taxes for such calendar year which estimate shall be based upon Lessor's actual experience and reasonably anticipated costs, and

          (ii) Lessee's Proportionate Share of such amounts for such calendar year. On the first day of each calendar month during the term of this Lease after the Initial Calendar Year, Lessee shall pay Lessor one-twelfth (1/12th) of Lessee's Proportionate Share of the Excess Premium Costs and Excess Property Taxes for such year as estimated by Lessor pursuant to this Article 16.6(c).

     d. Within a reasonable period of time following the end of each calendar year during the term of this Lease other than the Initial Calendar Year, Lessor shall furnish Lessee statements covering the calendar year just expired showing:

          (i) the actual amount of Excess Premium Costs and Excess Property Taxes, respectively, for such calendar year,

          (ii) Lessee's Proportionate Share of such actual Excess Premium Costs and Excess Property Taxes, and

          (iii) the payments made by Lessee for Excess Premium Costs and Excess Property Taxes during such calendar year if Lessee's Proportionate Share of the actual Excess Premium Cost or Excess Property Taxes for such year exceeds the aggregate amount of Lessee's payments pursuant to 16.6(c) hereof during such year with respect to Excess Premium Costs or Excess Property Taxes, respectively, then Lessee shall pay Lessor the deficiency within thirty (30) days after receipt of said statement. If payments pursuant to 16.6(c) hereof exceed Lessee's Proportionate Share of the actual Excess Premium Costs or Excess Property Taxes for such year, respectively, Lessee shall be entitled to a credit for the amount of such excess to be applied against the amounts owed by Lessee for the next calendar year's Excess Premium Costs or Excess Property Taxes, as the case may be. Lessee shall have the right to review and audit Lessor's prior year's records during normal business hours.

     e. Upon the expiration or earlier termination of this Lease, any excess payments by Lessee or any deficiency owed Lessor by Lessee for Excess Premium Costs and/or Excess Property Taxes shall be refunded or paid, as the case may be, to the party entitled thereto. Lessor shall not be required to pay Lessee interest on any payments for Excess Premium Costs or Excess Property Taxes.

     f. In the event the Building is not fully occupied during any calendar year or portion of any calendar year for which such Excess Premium Costs and Excess Property Taxes are computed, an adjustment shall be made in computing said costs as though the Building had been substantially occupied during such calendar year.

17.  TENANT'S FIRE INSURANCE:

Lessee shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and in such additional amounts as are required to repair any partitions, plumbing, wiring or other improvements placed on the Lease Premises at Lessee's expense. Lessee shall provide Lessor with current certificates of insurance evidencing Lessee's compliance with this Paragraph 17. Lessee shall obtain the agreement of Lessee's insurers to notify Lessor that a policy is due to expire at lease thirty (30) days prior to such expiration.

18.  INSURANCE:

Without limiting the foregoing, Lessee agrees to procure and maintain a policy or policies of insurance, at its own costs and expense, insuring Lessor and Lessee from all claims, demands, or actions for injury or death, made by or on behalf of any person or persons, firm, or corporation arising from, related to, or connected with, the conduct and operation of the leased premises. Said insurance shall be a minimum of $1,000,000 Combined Single Limit for Bodily Injury and/or Property Damage Each Occurrence and the policy or policies or duly executed certificate or certificates for the same, showing the Lessor as an Additional Insured with respect to the Leased Premises, together with satisfactory evidence of the payment of premium thereon, shall be deposited with Lessor at the commencement of the term and renewals thereof not less than thirty
(30) days prior to the expiration of the term of such coverage.

19.  CONDEMNATION:

19.1 If, during the term of this Lease or any extension or renewal thereof, all or a substantial portion of the project in which the Leased Premises are located shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, to the extent that the use of the Leased Premises for the purposes for which they are being leased is prevented or that the operation of such project is no longer economical to Lessor, then, in such event, at the option of either party hereto, the rent shall be abated during the unexpired portion of this Lease and the Lease shall terminate effective on the date physical possession is taken by the condemning authority. Either party hereto may exercise such option to terminate by delivering written notice thereof to the other party.

19.2 If less than the whole or substantially all of the building or the Leased Premises is thus taken or sold, Lessor or Lessee (whether or not the Leased Premises are affected thereby) may terminate this Lease by giving written notice thereof to the other, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Leased Premises is taken by the condemning authority.

19.3 In the event a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private sale in lieu thereof and this Lease is not terminated as provided in Articles 19.1 and 19.2 above.

     (i) Lessor shall, at Lessor's sole risk and expense, but subject to the terms and conditions set forth in Article 19.4 hereof, restore and reconstruct the Leased Premises to the extent reasonably necessary to make the same tenable, and

     (ii) the rent payable hereunder during the unexpired portion of this Lessee shall be adjusted in proportion to the area of the Leased Premises so taken, and this Lease shall terminate only as to the portion of the Leased Premises so taken.

19.4 If, in the event of partial condemnation or taking, Lessor shall not be obligated to expend for such repair or restoration any amount in excess of the net amount, after deduction of attorney's fees and all other expenses, of the award recovered by Lessor as a result of such condemnation or taking. If there is a mortgage, deed of trust or other security instrument covering the Leased Premises, the Building and all or part of the land on which same are situated, at the time a condemnation or taking occurs and the holder of such indebtedness secured by any such security instrument elects to have the award payable as a result of such condemnation or taking applied against such indebtedness, Lessor shall not be obligated to repair or restore the Leased Premises, notwithstanding any other provisions to the contrary herein contained, and, in such event, if Lessor decides not to repair or restore the Leased Premises, this Lease shall terminate upon the delivery by Lessor to Lessee of notice of Lessor's decision not to repair or restore, and the rent shall be abated during the unexpired term of this Lease effective as of the date of such condemnation or taking.

19.5 All amounts awarded upon a taking of any part or all of the Building, the Leased Premises or the real property on which same are situated, shall belong to Lessor, and Lessee shall not be entitled to and hereby waives all claims to any such compensation.

20. INSPECTION:

     Lessor and Lessor's authorized agents and representatives shall have the right to enter and inspect the Leased Premises with twenty-four (24) hours notice during reasonable business hours for the purpose of ascertaining the condition of the Leased Premises or in order to clean, or make such repairs as may be required to be made by Lessor under the terms of this Lease. Upon reasonable notice, Lessor and Lessor's authorized agents and representatives shall have the right to enter the Leased Premises at any time during reasonable business hours for the purpose of showing the Leased Premises to prospective purchasers, tenants or lenders, and during the last six months of the Stated Term, shall have the right to erect on or about the Leased Premises a suitable sign indicating that the Leased Premises are available for rent. Lessor shall have the right to enter the Leased Premises at any time, and by force if necessary, in the event of an emergency. Lessor will use best efforts not to interfere with Lessee's ongoing business, except in the case of emergency.

21. DEFAULT AND BANKRUPTCY OF LESSEE:

21.1 If any rent is due from Lessee and such rent is not paid in full by Lessee within ten (10) days following delivery of written notice thereof, or if Lessee should fail to cure any other default under the terms of this Lease (other than those specified in this Article 21) within a reasonable time not to exceed twenty (20) days or as soon thereafter as practically possible after delivery of written notice of such default from Lessor, or if Lessee should become insolvent or be adjudged a bankrupt or make any assignment for the benefit of creditors, or if execution is issued against Lessee, or if Lessee becomes unable to pay its debts as they mature or should Lessee commit any act of bankruptcy or file any voluntary petition under the provisions of the Bankruptcy Act, including, without limitation, a petition for reorganization or an arrangement, or if the interest of Lessee under this

Lease passes by operation of law to any person or entity other than Lessee, or if Lessee abandons the Leased Premises, then, upon the occurrence of any such event, Lessor may, at Lessor's option, either:

     a. terminate this Lease;

     b. without terminating this Lease, terminate Lessee's right to possession of the Leased Premises;

     c. enter upon the Leased Premises and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor upon demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action; or

     d. exercise all other remedies available to Lessor at law or in equity and recover Lessor's reasonable attorney's fees incurred in so acting.

In the event of any above described default hereunder, Lessor may, without additional notice and without court proceedings, reenter and repossess the Leased Premises and remove all persons and property therefrom using such force as may be necessary, Lessee hereby waiving any claim arising by reason of such reentry, repossession or removal or by reason of issuance of any distress warrant or writ of sequestration and Lessee hereby agrees to indemnify and hold Lessor harmless from any and all such claims.

21.2 Should Lessor so elect in the event of a default by Lessee, Lessor may require upon demand, immediate payment of all Base Rent for the balance of the Stated Term of this Lease.

21.3 If Lessor should elect to terminate Lessee's right to possession of the Leased Premises without terminating this Lease, Lessor may rent the Leased Premises or any part thereof to any person or persons for such rental (granting reasonable concessions if necessary) and for such periods of time as Lessor deems practicable, for the account of Lessee, and credit to Lessee any rentals as of such rental below the total rental herein provided to be paid by Lessee for the unexpired balance of the Stated Term of this Lease, and such sum or sums shall be paid by Lessee in monthly installments on the rent days specified herein. Suits to enforce such liability may be brought by Lessor at any time and from time to time. Lessor shall in no event be liable for failure to re-rent the Leased Premises or, if the Leased Premises are re-rented, for failure to collect the rent due under any such re-renting, and any failure to so collect shall not diminish Lessee's liability to Lessor for rental deficiencies. Lessor shall use reasonable commercial efforts to lease the Premises to another third party in the event Lessor terminates this Lease as outlined in this section.

22. LESSEE'S PROPERTY AND LIENS:

22.1 Lessee shall be responsible for and shall pay, before same become delinquent, all federal state, county and municipal taxes assessed against any leasehold interest or personal property of any kind owned by or placed in, on or about the Leased Premises by Lessee during the Stated Term, including without limitation, any so-called leasehold improvements, alterations or physical additions made by Lessee. All taxes on business, professional or trade fixtures, inventory and merchandise, and all sales, excise and other taxes on Lessee's business shall be paid by Lessee prior to delinquency.

22.2 Any labor, materials, work or equipment, including, without limitation, business, professional or trade fixtures, operating equipment, furnishings and any other property necessary for the proper operation of Lessee's business shall be furnished and installed by Lessee at its own cost and expense unless herein specifically provided to the contrary.

22.3 At Lessor's reasonable option, andy such approved equipment and/or fixtures furnished or installed by Lessee which are permanently affixed to the Leased Premises, other than Lessee's movable business, professional or trade fixtures and operating equipment shall, upon the expiration or earlier termination of this Lease, become a part of the fee estate remainder, or in the alternative, Lessor may require Lessee, at Lessee's expense, to remove such equipment and/or fixtures, as well as all movable business, professional or trade fixtures and operating equipment, of Lessee, whether affixed or unaffixed, on or before the expiration or earlier termination of this Lease, in which case Lessee will, at Lessee's sole cost and expense and within the time aforesaid, properly repair any and all damage to the Leased Premises caused by the installation and/or removal of Lessee's fixtures and/or operating equipment as provided in this
Article 22.3 Lessor and Lessee do hereby expressly agree that heating and air conditioning equipment shall not be considered "movable business, professional or trade fixtures and operating equipment" within the meaning of this Article 22.3.

22.4 Lessee shall have the right to remove Lessee's movable business, professional or trade fixtures and operating equipment provided:

     (i) such removal is made prior to the expiration or earlier termination of the Stated Term,

     (ii) Lessee is not in default of any obligation or covenant under this Lease at the time of such removal, and

     (iii) Lessee promptly repairs all damage caused by such removal.

22.5 Lessee shall neither permit nor suffer an involuntary lien to be filed or affixed against the Leased Premises, any part hereof or any fixture attached thereto, whether same be movable or not, and shall not voluntarily grant any lien or security interest, including, without limitation, any mechanic's lien or tax lien, shall be filed and/or affixed against the Leased Premises, any part thereof or any fixture attached thereto, including without limitation, items of work and improvements comprising the interior (notwithstanding that same may or might constitute a part of the fee estate remainder), and Lessee has not caused same to be released and discharged of record within twenty (20) days after notice and demand by Lessor for the release and discharge of any lien caused to be released and discharged of record such lien or if Lessee desires to contest such lien, then Lessee at his option, shall post a salutary bond sufficient to release the Leased Premises from the effect of such lien or deposit with Lessor such security as Lessor shall reasonably demand to insure the payment of the lien claim. In the event Lessee shall fail to (i) discharge such lien, (ii) pay any lien claim when due or (iii) deposit the security with Lessor, then Lessor may at Lessor's option, pursue the rights and remedies provided in Article 21 hereof without the necessity of any further notice or demand, or Lessor may cause same to be vacated or released either by paying the amount claimed to be due or by procuring the release of such lien or security interest by giving security or in such offer manner provided by law. If Lessor elects to effect the release and discharge of record of such lien or security interest, Lessee shall repay to Lessor, immediately upon demand, as Additional Rent hereunder, all such sums disbursed or deposited by Lessor pursuant to the foregoing provision of this Article 22.5. Nothing contained herein, however, shall imply any consent or agreement on the part of Lessor or anyone holding under Lessor to subject Lessor's interest to liability under any mechanic's or other lien law, regardless of whether the performance or the furnishing of such work, labor, services or materials to Lessee or anyone holding under Lessee shall have been consented to by Lessor.

22.6 Lessor shall not be liable for any damage to or loss of personal property placed in, on or about the Leased Premises by Lessee or others, resulting from fire, theft, explosion, flood, windstorm or casualty of any kind or nature caused by acts of God or by the acts or omissions of other occupants of other space in the Building or in the other buildings in the area of the Building or caused by operations in the construction of any public or quasi-public work. All property kept or stored on the Leased Premises shall be kept or stored at the sole risk of Lessee, and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, including subrogation claims by Lessee's insurer.

23. SURRENDER OF POSSESSION:

     Upon the expiration or earlier termination of this Lease, Lessee shall surrender the Leased Premises in substantially as good condition as the same were in when Lessee accepted possession thereof from Lessor, actual wear and tear from the reasonable or anticipated use thereof, excepted.

24. WAIVER OF SUBROGATION:

      Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the item of this Lease or any renewals or extensions thereof for any and all loss of, or damage to, any of it's property located within or upon, or constituting a part of, the Leased Premises or the Building, which loss or damage is covered by valid fire and extended coverage insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give each insurance company which has issued to it policies of fire and extended coverage insurance relating to the Leased Premises and/or the Building written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waiver.

25.  WAIVER OF DEFAULT OR REMEDY:

     No waiver by either party of any default or breach of any covenant, condition, provision or stipulation contained in this Lease shall be treated as a waiver of any subsequent default or breach of the same or of any other covenant, condition, provision or stipulation hereunder, and any delay in enforcement or non-enforcement by either party of its rights and remedies for the breach of any covenant, condition, provision or stipulation herein shall not be construed to be a waiver of any subsequent breach or default of any covenant, condition, provision or stipulation hereunder. The rights and remedies of the parties hereto shall be cumulative of, and in addition to, any other rights afforded by law. The exercise of any right or remedy shall not impair Lessor's right to any other remedy, at law or in equity.

26.  KEYS:

     Lessee shall furnish Lessor with two (2) keys, giving access into the Leased Premises for after hours emergency purposes and shall surrender to Lessor all keys to the Leased Premises upon termination or expiration hereof, as a condition to receiving a return of the Security Deposit.

27.  HOLDING OVER:

     It is agreed that any holding over of the Leased Premises by Lessee after the expiration of the Stated Term or any extension or renewal thereof, by lapse of time or otherwise, shall operate and be construed as a tenancy at sufferance at one hundred and twenty-five percent (125%) of the monthly rental provided for hereunder for up to a three (3) month period and thereafter at two hundred percent (200%) of the monthly rental provided for herein (which term monthly rental shall include, without limitation all Base Rent, Additional Rent and other sums payable to Lessor hereunder). If any property not belonging to Lessor remains in the Leased Premises after the expiration or earlier termination of the Stated Term, Lessee hereby authorizes Lessor to dispose of such property in such manner as Lessor may desire, without liability to Lessee in the event that such property is the property of Lessee; and in the event that such property is the property of someone other than Lessee, Lessee agrees to idemnify and hold Lessor harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise of dominion over and/or disposition of such property by Lessor.

28.  HOLD HARMLESS:

     Each party agrees to indemnify and hold harmless the other party and the other party's agents, directors, officers, employees, invitees and contractors from all claims, losses, costs, damages or expenses (including, but not limited to, attorneys' fees) resulting or arising or alleged to arise from any and all injuries or death of any person or damage to any property caused by any act, omission or neglect of the offending party or their directors, officers, employee, agents, invitees, contractors, customers or guests, which occurs during the Stated Term in or about the Leased Premises or the Building. Lessee agrees to use and occupy the Leased Premises and other facilities of the Building at its own risk and hereby releases Lessor, Lessor's agents, directors, officers, employees, invitees and contractors from all claims for any damage or injury to the full extent permitted by law so that Lessor shall not be liable to Lessee, and Lessee hereby waives all claims against Lessor or Lessor's agents, directors, officers, employees, invitees and contractors for any damage or loss of any kind for direct damages, consequential damages, loss of profits, business interruption and for any damage to and/or theft of property, death or injury to persons from any cause including, but not limited to, acts of other tenants, vandalism, loss of trade secrets or other confidential information, any damage, loss or injury caused by defect in the Leased Premises or the Building, air conditioning, heating, plumbing or by water leakage of any kind from the roof, walls, windows, basement or other portions of the Leased Premises of the Building, or caused by electricity, gas, oil, fire or any cause whatsoever in, on or about the Leased Premises, Building or land upon which the same are situated, or any part thereof. With respect to any latent or patent defects in the Leased Premises or in the Building, Lessor's liability shall be limited to the repair of such defects, which liability, in the case of patent defects, shall not extend beyond one (1) year from the Commencement Date, whether or not such defects are discovered within such one year period and in the case of latent defects shall not extend beyond one (1) year from the date of discovery of said defects.

     Lessee agrees that Lessor shall not be responsible or liable to Lessee, its employees, agents, customers or invitees, for bodily injury (fatal or non-fatal) or property damage occasioned by the acts or omissions of:

          (i) any other tenant of the Building or of any other building which is part of the same project which contains the Building,

          (ii) such tenant's employees, agents, customers or invitees.

29. FORCE MAJEURE:

     Each party shall not be required to perform any covenant or obligation in this Lease and shall not be liable in damages to other party for such non-performance so long as the performance of such covenant or obligation is delayed or prevented by an act of God or force majeure as defined in Article 41
(b) hereof.

30. LESSEE REMEDY:

     In the event of any default by Lessor hereunder, Lessee's exclusive remedy shall be an action for damages or specific performance, but not termination of this Lease, but prior to any such action Lessee shall and hereby agrees to give Lessor written notice specifying such default with particularity and Lessor shall thereupon have thirty (30) days in which to cure any such default. Lessee shall notify Lessor and Lessor's mortgagee(s) immediately of any condition or actions which Lessee considers to be a default by Lessor hereunder. Unless Lessor's mortgagee(s) fail to cure such default within such thirty (30) day period, Lessee shall not have any remedy or cause of action by reason thereof. If Lessee shall give notice of a default that Lessor or Lessor's mortgagee(s) cannot through the exercise of reasonable efforts cure within such thirty (30) day period, Lessee shall not have any remedy or cause of action by reason thereof for so long as Lessor's mortgagee(s) shall continuously and diligently pursue the curing of such default.

31. NO RELIEF BY TERMINATION:

     No termination of this Lease, regardless of how such termination may be brought about or occur, shall relieve any party hereto of any duties, obligations or liabilities which shall have theretofore accrued of becoming payable or performable by such party.

32. ATTORNEY'S FEES:

     In the event lessee defaults in the performance of, or compliance with, any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of all or any part of this Lease, the collection of any rent due or to become due under this Lease or the recovery of the possession of the Leased Premises in the hands of an attorney, Lessee agrees to pay Lessor's reasonable attorney's fees and expenses arising out of such default. In like manner, if Lessor defaults hereunder and Lessee places the enforcement of all or any part of this Lease in the hands of an attorney, Lessor agrees to pay Lessee's reasonable attorney's fees and expenses arising out of such default.

33. QUIET ENJOYMENT:

     Lessor covenants, warrants and represents that Lessor has full right and power to execute this Lease and to grant the estate demised herein and that Lessee, upon payment of the rents herein reserved and performance of all of the terms, conditions, covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Leased Premises during the Stated Term of this Lease and any extension or renewal thereof; provided, however, that Lessee accepts this Lease subject to the terms and provisions of Article 34 hereof.

34. EXPENSES AND PERFORMANCE

     Irrespective of whether or not expressly so stated, all of the duties, covenants, obligations and agreements of each party hereto, respectively, and all acts and things done or provided to be done by each party hereto, respectively, shall be fully and punctually kept, performed and complied with by such party at such party's sole risk, cost, expense and liability and without cost, risk, expense or liability to or on the part of the other party.

35. ENTIRE CONTRACT:

     This agreement embodies the entire contract between the parties hereto relating to this Lease. No variations, modifications or changes herein or hereof shall be binding upon any party hereto unless executed by it or by a duly authorized officer or a duly authorized agent of the particular party. No waiver or waivers of any breach or default by either party of any term, condition or liability or of performance by the other party of any duty or obligation hereunder, including, without limitation, the acceptance by Lessor of payment by Lessee of any rentals at any time or in any manner other than as herein provided, shall be deemed a waiver thereof nor shall any such waiver be deemed or construed to be a waiver of subsequent breaches or defaults of any kind, character or description under any circumstances.

36. RIGHTS OF MORTGAGEE:

     Lessee accepts this lease subject and subordinate to any first mortgage, deed of trust or other first lien presently existing or hereafter arising upon the Leased Premises or upon the Building and to any renewals, refinancing and extensions thereof, but Lessee agrees that any such first mortgage shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Lessor is hereby irrevocably vested with full power and authority to subordinate this Lease to any first mortgage, deed of trust or other first lien now existing or hereafter placed upon the Leased Premises or the Building as a whole, and Lessee agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Lessor may request. The terms of this Lease are subject to approval by Lessor's permanent Lender(s), and such approval is a condition precedent to Lessor's obligations hereunder. In the event that Lessee should fail to promptly execute any instrument required herein when so requested, Lessee hereby irrevocably constitutes Lessor as its attorney-in-fact to execute any such instrument in Lessee's name, place and stead, it being agreed that such power is one coupled with an interest.

37. ESTOPPEL CERTIFICATES:

     Lessee agrees to furnish promptly, from time to time, upon request of Lessor or Lessor's mortgagee(s), a statement addressed as Lessor or its mortgagee shall require certifying that Lessee is in possession of the Leased Premises; that the Leased Premises are acceptable; that the Lease is in full force and effect; that the Lease is unmodified; that Lessee claims no present charge, lien or claim of offset against rent; that the rent is paid for the current month, but is not paid and will not be paid for more than one month in advance; and that there is no existing default by reason of some act or omission by Lessor. Such statement shall also certify all other matters which may be reasonably required by Lessor or Lessor's mortgagee(s). In the event that Lessee does not furnish Lessor with a certified estoppel statement as set out above, within thirty (30) days after Lessor has requested Lessee in writing, therefore, it shall be conclusively deemed that all the conditions of the Lease are satisfied and that Lessor has performed and is not in default of any of the terms and conditions of the Lease and is in full compliance with the conditions of the requested estoppel certificate.

38. NOTICE:

    38.1 All rent and other payments required to be made by Lessee to Lessor shall be payable to Lessor at the address set forth below, or at such other address within the Continental United States as Lessor may specify from time to time, by at least fifteen (15) days written notice delivered to Lessee

                 Kansas Industrial No. 1, Limited Partnership
                              P.O. Box 7247-8052
                          Philadelphia, PA 19170-8052


     38.2 All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at such other address within the Continental United States as Lessee may specify from time to time, by at least fifteen days written notice delivered to Lessor.

     38.3 Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States mail, postage prepaid, Certified Mail, Return Receipt Requested, addresses to the parties at the respective addresses set out below:

           If to Lessor, to:        Kansas Industrial No. 1, Limited Partnership
                                    4500 Main St., Ste. 300
                                    Kansas City, MO 64111

     If to Lessee, to:                 Robert Quinn
                                       E For M Corporation
                                       625 Alaska Ave.
                                       Torrance, CA 90503-5124


     If to Lessor's Mortgagee:         Citicorp Real Estate
                                       2001 Ross Avenue
                                       Dallas, TX 75201

39. GENERAL PROVISIONS:

     The word "Lessee: shall be deemed and taken to mean each and every person or party mentioned as a Lessee hereunder, whether one or more; if there shall be tenants in common hereunder, any notice required or permitted by the terms of this Lease may be given by or to any one thereof and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun or the personal singular pronoun to refer to Lessor or Lessee shall be deemed a proper reference whether Lessor or Lessee be an individual, a partnership, a corporation or group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Lessor or one Lessee, and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

40. DEFINITIONS:

The definitions set out below apply to the terms defined as those terms are used throughout this Lease, unless the context in which such terms are used in this Lease clearly requires a different meaning:

     b. An "act of God" or "force majeure" shall mean strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, civil riots, flood, washout, explosions, earthquakes, fires, storms, acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of reasonable diligence Lessor is unable, wholly or in part, to prevent or overcome.

     c. "Additional Rent" means and refers to the sums, if any, for which Lessee is liable to Lessor under the provisions of Articles 11, 12, 16 and 17 hereof and as otherwise stated herein, payable from time to time as stipulated herein in legal and lawful money of the United States of America.

     d. "Base Rent" means and refers to the sum stipulated in Article 4 hereof which are payable monthly throughout the Stated Term of this Lease in legal and lawful money of the United States of America.

     e. "Building" means and refers to the building in which the Leased Premises are situated, and referred to in Article 2 hereof.

     f. "Commencement Date" shall be the date specified in Article 3, whether or not the Lessee has then actually taken possession of the Leased Premises.

     g. "Exterior Common Area" means and refers to that area referred to in
Article 2.2 hereof which is exterior to the perimeter of the Building and which is designated and maintained for the common use of all tenants in the Building and their employees, customers, clients and invitees.

     h. "Exterior Common Area Improvements" means and refers to the following items located on the Exterior Common Area: pavement in the parking areas, driveways, entries, exist and car stops; exterior lighting, graphics, hand rails and sidewalks; the underground and above ground utility service lines, meters and other appurtenances thereto (excepting only lines and appurtenances maintained by the supplier of the particular service involved); the underground and surface drainage facilities, including curbs, gutters, inlets, catch basins and other appurtenances thereto; the landscaping; and the landscape watering and/or sprinkler system.

          i. "Leased Premises" means and refers to the premises described in
Article 2 hereof.

          j. Except as otherwise provided herein, "Lessee" shall include the party names as Lessee on Page One of this Lease, and its or their respective successors and assigns.

          k. "Stated Term" means and refers to the term, in months, stipulated in Article 3 hereof and shall include any renewals and extensions thereof.

          l. The term "rent" includes Base Rent, Additional Rent and all other sums, if any, due to Lessor from Lessee hereunder.

          m. The words and/or phrases "term of this Lease" and "throughout the term of this Lease" shall include the Stated Term of this Lease.

41. COMMISSIONS:

     Lessor and Lessee hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the executive and/or renewal of this Lease due to any action of the indemnifying party. Lessor and Lessee acknowledge that Zimmer-Steinbach and the Staubach Company represented the Lessee in this transaction and Zimmer-Steinbach shall be paid a commission equal to three percent (3%) of the aggregate Base Rent paid by Lessee as a part of this Lease which shall be paid upon occupancy.

42. AGENCY DISCLOSURE:

     Winbury Realty of K.C., Inc. (Licensee) has notified Lessee that it is acting as agent of the Lessor with the duty to represent Lessor's interest and that Lessor is paying Licensee a commission. Licensee is not the agent of the Lessee and any information given to Licensee by Lessee or its agent will be disclosed to Lessor. Zimmer-Steinbeck and the Staubach Company has notified Lessor that it is acting as agent of the Lessee with the duty to represent Lessee's interest.

43. EFFECT OF DELIVERY OF THIS LEASE:

     Lessor has delivered a copy of this Lease subject to review by Lessor's, Lender or Mortgagee and is expressly contingent upon such Lender or Mortgagee approving the terms hereof. This Lease shall not be effective until an executed copy is signed by both Lessor and Lessee is approved by such Lender or Mortgagee and delivered to and accepted by Lessor.

45.  RENEWAL OPTIONS:

Provided Lessee is not in default of any terms or conditions of the Lease Agreement and has not previously been in default of the Lease Agreement, Lessee shall have two (2) one year options to renew Lease Agreement. The first one year option to renew shall be at a Base Rate of $5.00 per square foot and the second one year option to renew shall be at a Base Rate of $5.25 per square foot. Lessee shall exercise such renewal options by giving written notice to Lessor by registered or certified mail at the address of the Lessor as set forth herein, or at such address hereinafter designated by Lessor, at lease 180 days prior to expiration to expiration of said Lease Agreement.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the 28th day of July, 1994.



                                                LESSOR:

                                                KANSAS INDUSTRIAL NO. 1., a
                                                Kansas Limited Partnership

     Address:
     -------                                    By: HBM-Kansas Industrial No.1
                                                    General Partner
     4500 Main, Suite 300
     Kansas City, MO 64111
                                                By: /s/ Ted A. Murray
                                                   ---------------------------
                                                   Ted A. Murray
                                                   Managing General Partner



                                                LESSEE:

                                                Vari-X, Inc.,
                                                A California Corporation


     Address:
     -------

     15019 W. 95th St.                          By: /s/ John W. Worley
     Lenexa, KS 66215                              ---------------------------
                                                Title: VP CFO
                                                      ------------------------

                                                EXHIBIT "A"
















FLOOR PLAN

                                                             LENEXA PLACE
                                                           LENEXA, KANSAS

                                                        THE WINBURY GROUP

                                 EXHIBIT "A-1"

It is hereby agreed that the Lessor shall provide at no cost to the Lessee, the Improvements as noted below. Side A refers to west half of premises, Side B refers to east half of the premises.

Lessee agrees to pay any additional expense incurred in connection with improving the Leased Premises other than those Improvements as noted below. Lessee may use unused dollars per each improvement toward other improvements only within the Leased Premises, however in no event will Lessor's obligation exceed the aggregate dollar value as outlined below. Please note the following:

     To be Provided Prior to Occupancy.
     ---------------------------------

     1.  Existing standard 2' X 4' ceiling grid with standard tile (A & B).

     2. Existing standard 2' X 4' light fixtures and existing strip lighting (A & B).

     3.  Building standards blinds on exterior windows (A & B).

     4.  Building standard exterior signage.

     5.  Existing drywall partitions as shown per Exhibit "A" (A & B).

     6. Existing building standard solid core doors and hardware as shown per Exhibit "A" (A & B).

     7. Building standard exit signs and fire extinguisher as required by code (A & B).

     8. Existing building standard air conditioning in Side A. Building standard heat throughout the entire Leased Premises.

     9. All clean-up, supervision and permit fees required to construct Lessee Improvements (A & B).

     10. Existing building standard rest rooms (A & B).

     11. All existing plumbing and plumbing fixtures (A & B).

     12. Existing three-way office switches, GFI outlets, telephone drops, dedicated outlets, office light switches and office receptacles (A & B).

     13. Existing 400 amp electrical service.

     14. Two additional openings in existing dividing wall between Sides A & B ($1,000).

     15. Sealed concrete floor in south half of Side B at $1,000.00 (B).

     To Be Provided After Occupancy:

     Improvements to be provided after occupancy must be requested within six
     (6) months following occupancy by Lessee or the allowances provided for in this Exhibit "A-1" will be forfeited by Lessee.

     1.  New drywall partition of approximately 66 linear feet at $50.00 per ft.
         (B).

     2.  New opening into restroom at $200.00 (B).

     4. Building standard air conditioning in south half of Side B at 4,000 sq.ft. + 400 tons per sq.ft. X $1,200.00 per ton plus $1,000.00 for electrical and gas connection = $13,000 (B).

     5.  Painted walls in Side B at $1,000.00 (B).

     6. All clean-up, supervision and permit fees required to construct Lessee Improvements (B).

     7. Restrooms on side B of Premises will be modified to include doors on all interior stalls, door on women's restroom and hot water in the men's and women's restrooms.

Accepted By: El Albury                        Accepted By: John W. Worley
            _____________________                         _____________________

                                    All that part of the NW 1/4 of Section 4, Township 13, Range 24, now in the City of Lenexa, Johnson, Kansas.


[FLOOR PLAN OF LENEXA PLACE]















                                                   [LOGO OF LENEXA PLACE]

                                  EXHIBIT "C"
                        BUILDING RULES AND REGULATIONS


1. Lessor agrees to furnish Lessee two (2) keys without charge. Additional keys will be furnished at a nominal charge.

2. Lessee will refer all contractors, contractors' representatives, and installation technicians rendering any service on or to the Leased Premises for Lessee, to Lessor for Lessor's reasonable approval and supervision before performance of any contractual service.

3. Lessee shall not at any time occupy any part of the Building as sleeping or lodging quarters.

4. Lessee shall not place or use in or about Premises any explosives, gasoline, acids, caustics or any other inflammable corrosive, or explosive or hazardous material.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from Lessee's area or public rooms, regardless of whether such loss occurs when area is locked against entry or not.

6. Birds, fowl or animals shall not be brought into or kept in or about the Building.

7. Lessor will not permit entrance to Lessee's offices by use of pass key controlled by Lessor to any person at any time without prior written permission by Lessee, except employees, contractors or service personnel directly supervised by Lessor.

8. Entries, passages, doors, elevators, hallways or stairways shall not be blocked or obstructed; rubbish, litter, trash or material of any nature shall not be placed, emptied or thrown into these areas, and such areas shall not be used at any time except for access or egress by Lessee, Lessee's agents, employees or invitees.

9. The water closets and other water fixtures shall not be used for any purposes other than those for which they were constructed, and any damage resulting to them from misuse, or the defacing or injury of any part of the Building, shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. Lessee shall be responsible for maintaining and repairing plumbing fixtures and other appliances including but not limited to garbage disposals, hot water heaters and dishwashers.

11. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noises or any unreasonable use.

12. For purposes of good housekeeping, safety and cleanliness of the area outside the Leased Premises and of the common areas, Lessee must keep all refuse in containers. No item shall be stored outside the Leased Premises without the express permission of the Lessor.

13. Lessee shall not place any signs on or adjacent to the Leased Premises and/or project site under any condition.

14. Storage of vehicles within Lessee's space is strictly prohibited without prior written consent of the Lessor.

     It is Lessor's intention to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for all tenants. Any action or condition not meeting this high standard should be reported directly to Lessor. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgement may from time to time be needful for the safety, care and cleanliness of the Premises, and for the preservation of good order therein.